Exhibit 99.1

Horsehead Update on New Zinc Plant

PITTSBURGH--(BUSINESS WIRE)--September 27, 2013--Horsehead Holding Corp. (Nasdaq: ZINC), a leading U.S. producer of specialty zinc and zinc-based products, provided an update on the new zinc plant currently under construction in Mooresboro, North Carolina:

  The expected benefits of the new plant remain unchanged at $90 to $110 million of incremental EBITDA.
  First zinc production, while slipping slightly from our earlier estimate, continues to be forecasted to occur this year. With all of the critical processing equipment needed for start-up now on-site and with only a small number of electrical termination drawings for the zinc plant remaining to be completed, the exact start-up date now depends on the productivity of installation resources and the avoidance of significant unforeseen delays during commissioning.
  Estimated project investment has been updated and more precisely quantified which now shows an increase of approximately $40 million over our previous estimate. This increase is due to increases in final quantities of piping and electrical components, use of additional installation crews to partially offset delays and a contingency factor to cover potential unforeseen installation cost increases for the co-product recovery circuit. Given the extent of completion of the zinc plant, we do not anticipate that any further significant investment will be required above the revised estimate.
  The estimated start-up date for the co-product recovery circuit has been revised to the end of the second quarter of 2014.

We believe that liquidity to support the completion of the project and our operating start-up needs remains adequate. However, we are exploring additional sources of capital to bolster our liquidity and to fund other potential uses.

“We are pleased with the progress we are making with the construction of our new zinc plant in Mooresboro, NC. Our team remains focused on the successful startup of the plant,” said Jim Hensler, President and Chief Executive Officer. “Our updated analysis of the economic benefit of the project continues to confirm our original expectations. We continue to believe that once fully operational, this plant will significantly reduce our cash breakeven point in relation to the commodity price of zinc.”

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 1,100 people and has production and/or recycling operations at seven facilities located in the U.S. and in Canada. Visit www.horsehead.net for more information.

Cautionary Statement about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook, future operating levels and liquidity, proposed initiatives and strategy, financial and performance targets and statements about historical results that may suggest trends for our business. These statements are based on assumptions, estimates and information available to us at the time of this press release and are not guarantees of future performance. There are several factors that may cause our actual results to differ materially from the forward-looking statements, including, among others, the impact of future market conditions or unexpected production disruptions, including labor disruptions associated with the wind down of our Monaca facility, on our results of operations, our future operating costs and production levels and our expansion plans and initiatives, our ability to successfully implement and maintain past and future price increases, our ability to achieve the benefits we expect to achieve from the new zinc plant once fully operational, the ultimate cost to construct and start up the Mooresboro plant and our ability to pay these costs and maintain adequate liquidity, and the success and timing of the start up of our Mooresboro plant and our expansion plans and initiatives and their impact on our future capabilities, capacity and production costs and our financial results. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this earnings release to reflect events or circumstances after the date hereof.

CONTACT:
Horsehead Holding Corp.
Robert D. Scherich, Vice President & CFO, 724-773-9000